PROMISSORY NOTE

$1,999,000.00                                          Martinsville, Virginia
                                                       December 29, 1995

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Box & Company, Inc., or its assigns, the sum of One Million Nine Hundred Ninety-Nine Thousand and 00/100 Dollars ($1,999,000.00) without interest on the unpaid balance hereof until default [and after any such default at the rate of ten percent (10%) per annum until such default is cured] both principal (and interest, if applicable) shall be payable in the lawful money of the United States to Box & Company, Inc. or its assigns at 26 Broad Street, Martinsville, Virginia, or at such other place as the legal holder(s) hereof may designate in writing, as follows:

         The entire unpaid principal amount of this Note is due and payable on January 30, 1996.

         This Note may not be prepaid in whole or in part at any time prior to January 1, 1996.

         All parties to this Note, whether maker, principal, surety, guarantor or endorsers, hereby waive presentment for payment, demand, protest and notice of dishonor, and all defenses on the ground of extension of time for the payment hereof, which may be given by the holders of the Note to them or either of them, or to anyone who has assumed the payment of this Note.

         Upon default the holders of this Note may employ an attorney to enforce the holders' rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holders the sum of fifteen percent (15%) of the outstanding balance owing on the Note for reasonable attorney fees, plus other reasonable expenses incurred by the holders in exercising any of the holders' rights and remedies upon default.

         This Note shall be governed and construed in accordance with the laws of the State of North Carolina.

         IN TESTIMONY WHEREOF, the maker has caused this Note to be signed and sealed the day and year first above written.

                                     PLUMA, INC., a North Carolina Corporation

[CORPORATE SEAL]                     By: /s/ R. Duke Ferrell, Jr.
                                             R. Duke Ferrell, Jr.
                                             President

ATTEST:

 /s/ George G. Wade

     Secretary

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